Exhibit 10.13

                       Management Agreement with Mr. Loder









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                              MANAGEMENT AGREEMENT

THIS AGREEMENT, dated as of the 6th day of October, 1998, by and between Capital Reserve Corporation, a Colorado corporation (the "Company"), and Glen Loder, an individual (the "Consultant").

WHEREAS, the Consultant has experience and expertise in the financial industry and corporate management; and

WHEREAS, the Consultant is a member of the Company's board of directors; and

WHEREAS, the Company desires to secure the services and employment of the Consultant on behalf of the Company immediately and the Consultant is willing to perform services as a Consultant to the Company until the Consultant's employment with the Company shall be terminated in accordance with the terms of this Agreement;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements of the parties contained herein, the parties hereto agree as follows:

1. EMPLOYMENT CONDITIONS. The Company agrees to employ the Consultant as its President and Chairman of the Board of Directors, and the Consultant agrees to accept such employment, on the terms provided in this Agreement.

2.       DUTIES AND RESPONSIBILITIES.

         a) During the term of this Agreement, the Consultant shall serve as Chairman of the Board of Directors of the Company and, additionally, as President of the Company.

         b) The Consultant shall provide office space and necessary office equipment to the Company as part of Consultant's services.

         c) The Consultant, in all capacities, shall report to the Board of Directors of the Company.

         d) The Consultant shall perform those duties and responsibilities, commensurate with the Consultant's skills and experience, and as designated by the Board of Directors of the Company.





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         e)       During the Employment  Term,  the Consultant  agrees to devote such time and attention to the business and affairs of the Company as the Consultant deems necessary and to use the
                  Consultant's   best   efforts   to  perform   faithfully   and
                  efficiently such responsibilities.

3. TERM OF AGREEMENT. The Consultant's services shall be available to the Company from October 6, 1998, until terminated by the Consultant or the Company.

4. WHERE SERVICES ARE TO BE PERFORMED. The Consultant's services will be performed at the Consultant's offices and the Consulting Fee, as defined in Section 5, shall include any charges for the use of the office space and associated equipment. The Consultant may perform services at such other places that are appropriate and are mutually agreed to by Consultant and the Company.

5. COMPENSATION. The Company will pay the Consultant a consulting fee of Five Thousand United States dollars (US$5,000) per month (the "Consulting Fee"). The Consulting Fee shall be payable at the end of each month in which the Consultant furnishes services pursuant to this Agreement.

6. PER DIEM EXPENSES; REIMBURSEMENT OF TRAVEL EXPENSES. The Company will reimburse the Consultant for reasonable expenses incurred by the Consultant pursuant to this Agreement, including expenses for travel required in connection with the furnishing of services under this Agreement. Reimbursement of expenses shall be made on the basis of itemized statements submitted by the Consultant and including, whenever possible, actual bills, receipts, or other evidence of expenditures.

7. CONSULTANT AN INDEPENDENT CONTRACTOR. The Consultant will furnish the Consultant's services as an independent contractor and not as an employee of the Company or of any company affiliated with the Company. No representation will be made by either party to anyone that the Consultant is other than an independent contractor. The Consultant is not entitled to any medical coverage, life insurance, participation in the Company's savings plan, or other benefits afforded to the Company's regular employees, or those of the Company's affiliated companies.


Loder Management Agreement - page 2                              -----     -----

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8.       CONSULTANT NOT TO ENGAGE IN CONFLICTING ACTIVITIES.  During the time of this Agreement, the Consultant will not enter into any activity, employment, or business arrangement that conflicts with the Company's interests or the Consultant's obligations under this Agreement. In view of the sensitive nature of the Consultant's status, the Company or the Consultant shall have the option of terminating this Agreement at any time if a conflict of interest exists or is imminent. The Consultant will advise the Company of the Consultant's position with respect to any activity, employment, or business arrangement contemplated by the Consultant that may be relevant to this Paragraph. For this purpose, the Consultant agrees to disclose any such plans to the Company prior to implementation.

9. PROPRIETARY AND CONFIDENTIAL INFORMATION. The Consultant will treat as proprietary and confidential any information belonging to the Company, the Company's affiliated companies, or any third parties, disclosed to Consultant in the course of the Consultant's services. The Consultant shall not disclose or transfer any such information to any other person or entity without the Company's prior approval. Any documents or information otherwise provided to the Consultant shall be returned to the Company upon termination of this Agreement.

10. INSIDE INFORMATION--SECURITIES LAWS VIOLATIONS. In the course of the performance of the Consultant's duties, it is expected that the Consultant will receive information that is considered material inside information within the meaning and intent of the federal securities laws, rules, and regulations. The Consultant will not disclose this information, directly or indirectly, or use such information as a basis for advice to any other party concerning any decision to buy, sell, or otherwise deal in the Company's securities or those of any of the Company's affiliated companies.

11. NONASSIGNABILITY; SUCCESSORS. This Agreement is personal and, notwithstanding anything contained in this Agreement, neither this Agreement nor any right or interest of the Consultant hereunder shall be subject to voluntary or involuntary alienation, assignment or transfer, without the Company's prior written consent. This Agreement shall inure to the benefit of and be binding upon the Company and its successors.


Loder Management Agreement - page 3                              -----     -----



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12.      ENTIRE AGREEMENT;  SEVERABILITY.  This Agreement constitutes the entire agreement between the parties hereto in respect of the employment of Gene Loder, the "Consultant", by the Company and supersedes any and all other written, implied or oral agreements and understandings with respect to the subject matter of this Agreement. The provisions herein shall be regarded as severable. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or
         unenforceability   without   rendering  invalid  or  unenforceable  the
         remaining   terms  or  provisions  of  this   Agreement  in  any  other
         jurisdiction. If any provision of this Agreement is so broad as to be unenforceable or invalid, such provision shall be interpreted to be only so broad as is enforceable and valid.

13. WARRANTY THAT AGREEMENT DOES NOT CONTEMPLATE CORRUPT PRACTICES--DOMESTIC OR FOREIGN. Consultant represents and warrants that
         (a) all payments under this Agreement constitute compensation for services performed and (b) this Agreement and all payments, and the use of the payments by Consultant, do not and shall not constitute an offer, payment, or promise, or authorization of payment of any money or gift to an official or political party of, or candidate for political office in, any jurisdiction within or outside the United States. These payments may not be used to influence any act or decision of an official, party, or candidate in his, her, or its official capacity, or to induce such official, party, or candidate to use his, her, or its influence with a government to affect or influence any act or decision of such government to assist Client in obtaining, retaining, or directing business to Client or any person or other corporate entity. As used in this Paragraph, the term "official" means any officer or employee of a government, or any person acting in an official capacity for or on behalf of any government; the term "government" includes any department, agency, or instrumentality of a government.

14. GOVERNING LAW. The validity, construction, performance and enforcement of this Agreement shall be governed by the laws of the State of Colorado.

15. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or sent by certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to Company:             #11-1861 Beach Avenue
                                    Vancouver, British Columbia V6G 1Z1
                                    Canada

Loder Management Agreement - page 4                              -----     -----


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         If to Consultant:          #11-1861 Beach Avenue
                                    Vancouver, British Columbia V6G 1Z1
                                    Canada

         or to such other addresses as the party to whom notice is to be given may, from time to time, designate in writing delivered in a like manner; provided that notices of changes of address shall be effective only upon receipt thereof. Notice given by mail as set forth above shall be deemed delivered on the fifth day following the date the same is postmarked.

16. MODIFICATION AND WAIVERS. No provision of this Agreement may be modified, altered or amended except by an instrument in writing that is executed by the parties hereto and makes specific reference to this Agreement. No waiver by either party hereto of any breach by the other party hereto of any provision of this Agreement shall be deemed a waiver of any other provision of this Agreement. No failure by either party to enforce any provision of this Agreement shall be deemed a waiver of the right to subsequently enforce any provision of this Agreement.

17. HEADINGS. The headings contained herein are solely for the purpose of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

18.      COUNTERPARTS.   This   Agreement   may  be  executed  in  two  or  more
         counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

19. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, the breach thereof or the transactions contemplated hereby shall be settled by binding arbitration in Denver, Colorado in accordance with the then prevailing rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The prevailing party in any such matter shall also be entitled to an award of reasonable attorneys' fees and costs.


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IN WITNESS  WHEREOF,  the Company has caused  this  Agreement  to be executed by authority of its Board of Directors, and the Consultant has hereunto set his hand, the day and year first above written.

"Company"
CAPITAL RESERVE CORPORATION,
a Nevada Corporation


By:/s/GLEN LODER
Glen Loder, Director


"Consultant"




/s/GLEN LODER
Glen Loder



Loder Management Agreement - page 6


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                                   Exhibit 27

                             Financial Data Schedule







                                       34

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